Two Harbors Investment Corp.
Reports First Quarter 2011 Financial Results
NEW YORK, May 4, 2011 - Two Harbors Investment Corp. (NYSE: TWO; NYSE Amex: TWO.WS), a real estate investment trust that invests in residential mortgage-backed securities, today announced its financial results for the quarter ended March 31, 2011.
First Quarter 2011 Highlights:

•	Achieved total Comprehensive Income of $31.5 million, or $0.69 per diluted weighted share, reflecting Agency and non-Agency portfolio appreciation.

•	Increased Book Value 4.9% on a sequential quarter basis to $9.90 per diluted share.

•	Declared a dividend of $0.40 per common share, or 15.3% dividend yield, based upon March 31, 2011 closing price of $10.47.

•	Reported Adjusted GAAP Earnings of $0.39 per share, representing a 15.9% return on average equity on an annualized basis.

•	Transferred listing of common stock to the New York Stock Exchange.

•	Successfully completed an accretive secondary stock offering of 28.8 million shares for net proceeds of approximately $287.8 million.

“We are delighted by another stellar quarter of portfolio performance which can best be measured by the total return metric of comprehensive income," said Thomas Siering, Two Harbors' President and Chief Executive Officer.

Operating Performance

The following table summarizes the company's GAAP and non-GAAP earnings measurements and key metrics for the first quarter of 2011:

Two Harbors Operating Performance
(dollars in thousands, except per share data)	Q1-2011
Earnings	Earnings	Per diluted weighted share	Return on average equity
Core Earnings[1]	$14,767	$0.32	13.1%
GAAP Net Income	$22,377	$0.49	19.9%
Adjusted GAAP Earnings[2]	$17,875	$0.39	15.9%
Comprehensive Income	$31,492	$0.69	27.9%

Operating Metrics	Q1-2011
Dividend per common share	$0.40
Book value per diluted share at period end	$9.90
Operating expenses as a percentage of average equity	1.3%

(1) Core Earnings is a non-GAAP measure that the company defines as GAAP net income, excluding impairment losses, gains or losses on sales of securities and termination of interest rate swaps, unrealized gains or losses on trading securities, interest rate swaps and swaptions, certain gains or losses on derivative instruments and non-recurring business combination expenses. As defined, Core Earnings includes interest income associated with the company's inverse interest-only securities ("Agency derivatives") and premium income on credit default swaps.

(2) Adjusted GAAP Earnings is a non-GAAP measure that the company defines as GAAP net income, excluding the unrealized fair value gains and losses associated with the company's interest rate swaps and swaptions utilized to economically hedge interest rate risk associated with the company's short-term LIBOR-based repurchase agreements and available-for-sale securities.

Earnings Summary
Two Harbors reported Core Earnings for the quarter ended March 31, 2011 of $14.8 million, or $0.32 per diluted weighted average common share outstanding, as compared to Core Earnings for the quarter ended December 31, 2010 of $9.9 million, or $0.36 per diluted weighted average common share outstanding.

During the quarter, the company sold residential mortgage-backed securities (RMBS) and U.S. Treasuries for $270.9 million with an amortized cost of $269.8 million for a net realized gain of $1.3 million, net of tax, and recognized unrealized gains on our U.S. Treasury trading securities of $0.3 million, net of tax. During the quarter, the company terminated interest rate swap and swaption positions and realized a gain of $0.8 million, net of tax. In addition, the company recognized in earnings an unrealized gain, net of tax, of $4.5 million associated with its interest rate swaps and swaptions economically hedging its repurchase agreements and an unrealized loss, net of tax, of $0.5 million associated with its interest rate swap economically hedging its trading securities, as well as net gains on other derivative instruments of approximately $1.2 million, net of tax.

The company reported GAAP Net Income of $22.4 million, or $0.49 per diluted weighted average share outstanding, for the quarter ended March 31, 2011, as compared to $16.5 million, or $0.60 per diluted weighted average share outstanding, for the quarter ended December 31, 2010. On a GAAP basis, the company provided an annualized return on average equity of 19.9% and 25.1% for the quarters ended March 31, 2011 and December 31, 2010, respectively.

Two Harbors reported Adjusted GAAP Earnings for the quarter ended March 31, 2011 of $17.9 million, or $0.39 per diluted weighted average common share outstanding, as compared to Adjusted GAAP Earnings for the quarter ended December 31, 2010 of $11.2 million, or $0.41 per diluted weighted average common share outstanding. On an Adjusted GAAP Earnings basis, the company recognized an annualized return on average equity of 15.9% and 17.1% for the comparative periods.

The company reported Comprehensive Income of $31.5 million, or $0.69 per diluted weighted average share outstanding, for the quarter ended March 31, 2011, as compared to Comprehensive Income of $23.0 million, or $0.84 per diluted weighted average share outstanding, for the quarter ended December 31, 2010. On a Comprehensive Income basis, the company recognized an annualized return on average equity of 27.9% and 35.2% for the quarters ended March 31, 2011 and December 31, 2010, respectively.

Other Key Operating Metrics
Two Harbors declared a quarterly dividend of $0.40 per common share for the quarter ended March 31, 2011. The annualized dividend yield on the company's common stock for the quarter ended March 31, 2011, based on the March 31, 2011 closing price of $10.47, was 15.3%.

The company's book value per diluted share, after giving effect to the first quarter 2011 dividend of $0.40, was $9.90 as of March 31, 2011, compared to $9.44 as of December 31, 2010.

Operating expenses for the first quarter of 2011 were approximately $1.5 million, or 1.3% of average equity, compared to approximately $1.2 million, or 1.9%, for the fourth quarter of 2010.

Portfolio Summary

For the quarter ended March 31, 2011, the annualized yield on average RMBS and Agency derivatives was 5.2% and the annualized cost of funds on the average borrowings, which includes net interest rate spread expense on interest rate swaps, was 1.4%. This resulted in a net interest rate spread of 3.8%. The company reported debt-to-equity, defined as total borrowings to fund RMBS and Agency derivatives divided by total equity, of 3.4:1.0 and 2.5:1.0 at March 31, 2011 and December 31, 2010, respectively. In both periods, debt-to-equity ratios were lower than targeted ratios owing to unsettled trade positions, included in the financial statement line item due to counterparties on the condensed consolidated balance sheets, as capital continued to be deployed from the December 2010 and March 2011 offerings. If the open trade positions had settled as of March 31, 2011, the debt-to-equity ratio, as defined, would have increased from 3.4:1.0 to approximately 3.9:1.0.

The company's portfolio is principally comprised of RMBS available-for-sale securities and Agency derivatives. As of March 31, 2011, the total value of the portfolio was $3.0 billion, which was comprised of $2.4 billion of Agency RMBS, $83.0 million of Agency derivatives, and $525.0 million of non-Agency RMBS. As of March 31, 2011, fixed-rate securities comprised 74.3% of the company's portfolio and adjustable-rate securities comprised 25.7% of the company's portfolio. In addition, the company held $299.3 million of U.S. Treasuries classified on our balance sheet as trading securities.

Two Harbors was a party to interest rate swaps and swaptions as of March 31, 2011 with an aggregate notional amount of $2.7 billion, of which $2.4 billion was utilized to economically hedge interest rate risk associated with the company's short-term LIBOR-based repurchase agreements.

The following table summarizes the company's portfolio:

Two Harbors Portfolio
(dollars in thousands, except per share data)

RMBS and Agency Derivatives Portfolio Composition	As of March 31, 2011
Agency Bonds
Fixed Rate Bonds	$2,093,520	70.6%
Hybrid ARMs	264,468	8.9%
Total Agency	2,357,988	79.5%
Agency Derivatives	82,954	2.8%
Non-Agency Bonds
Senior Bonds	426,495	14.4%
Mezzanine Bonds	98,509	3.3%
Total Non-Agency	525,004	17.7%

Aggregate Portfolio	$2,965,946

Fixed-rate investment securities as a percentage of aggregate portfolio	74.3%
Adjustable-rate investment securities as a percentage of aggregate portfolio	25.7%

Portfolio Metrics	For the Quarter Ended March 31, 2011
Annualized yield on average RMBS and Agency derivatives during the quarter
Agency	3.9%
Non-Agency	9.7%
Aggregate Portfolio	5.2%
Annualized cost of funds on average repurchase balance during the quarter[1]	1.4%
Annualized interest rate spread for aggregate portfolio during the quarter	3.8%
Weighted average cost basis of principal and interest securities
Agency	$102.93
Non-Agency	$61.91
Weighted average three month CPR for our RMBS portfolio
Agency	6.3%
Non-Agency	3.4%
Debt-to-equity ratio at period-end[2]	3.4 to 1.0

(1) Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps.
(2) Defined as total borrowings to fund RMBS and Agency derivatives divided by total equity.

RMBS Agency securities owned by the company at March 31, 2011 experienced a three-month average Constant Prepayment Rate (CPR) of 6.3% during the first quarter of 2011, as compared to 8.0% during the fourth quarter of 2010. Including our Agency inverse interest-only derivatives, the company experienced a three-month average CPR of 6.6% during the first quarter of 2011, as compared to 8.2% during the fourth quarter of 2010. The weighted average cost basis of the Agency portfolio was 102.9% of par as of March 31, 2011 and 104.8% of par as of December 31, 2010. The net premium amortization was $7.8 million and $4.7 million for the quarters ended March 31, 2011 and December 31, 2010, respectively.

Non-Agency securities owned by the company at March 31, 2011 experienced a three-month average CPR of 3.4% during the first quarter of 2011 as compared to 4.0% during the fourth quarter of 2010. The weighted average cost basis of the non-Agency portfolio was 61.9% of par as of March 31, 2011 and 60.3% of par as of December 31, 2010. The discount accretion was $5.4 million and $4.2 million for the quarters ended March 31, 2011 and December 31, 2010, respectively. The total net discount remaining was $391.6 million and $275.8 million as of March 31, 2011 and December 31, 2010, respectively.

"Two Harbors' Agency and non-Agency portfolios again contributed to the growth in book value,” said Bill Roth, Two Harbors' Co-Chief Investment Officer. "Our investment strategy, specifically our security selection process and hedging strategy, continues to deliver strong results."

Conference Call
Two Harbors Investment Corp. will host a conference call on May 5, 2011 at 10:00 a.m. EDT to discuss first quarter 2011 financial results and related information. To participate in the teleconference, please call toll-free 877-868-1835 (or 914-495-8581 for international callers) approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company's website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 1 p.m. EDT on May 5, 2011 through 9 p.m. EDT on May 12, 2011. The playback can be accessed by calling 800-642-1687 (or 706-645-9291 for international callers) and providing Confirmation Code 62231053. The call will also be archived on the company's website in the Investor Relations section under the Events and Presentations link.

About Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities. Two Harbors is headquartered in Minnetonka, Minnesota, and is externally managed and advised by PRCM Advisers, LLC, a wholly-owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include, but are not limited to, higher than expected operation costs, changes in prepayment speeds of mortgages underlying our RMBS, the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover certain losses that are expected to be temporary, changes in interest rates, the impact of new legislation or regulatory changes on our operations, and unanticipated changes in overall market and economic conditions.
Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors' most recent filings with the Securities and Exchange Commission (“SEC”). All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures that exclude certain items. Two Harbors' management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company's core business operations, and uses these measures to gain a comparative understanding of the company's operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of Two Harbors' operations; however, as these measures are not in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to Non-GAAP reconciliation table on page 9 of this release.

Additional Information
Stockholders and warrant holders of Two Harbors, and other interested persons, may find additional information regarding the company at the SEC's Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., 601 Carlson Parkway, Suite 330, Minnetonka, MN 55305, telephone 612-238-3300.

Contact
Anh Huynh, Investor Relations, Two Harbors Investment Corp., 212-364-3221.

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TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	March 31, 2011	December 31, 2010
	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$2,882,992	$1,354,405
Trading securities, at fair value	299,262	199,523
Cash and cash equivalents	302,263	163,900
Total earning assets	3,484,517	1,717,828
Restricted cash	38,991	22,548
Accrued interest receivable	11,010	5,383
Due from counterparties	21,459	12,304
Derivative assets, at fair value	106,153	38,109
Other assets	574	1,260
Total Assets	$3,662,704	$1,797,432

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Repurchase agreements	$2,616,031	$1,169,803
Accrued interest payable	1,305	785
Due to counterparties	338,148	231,724
Accrued expenses and other liabilities	2,997	2,063
Dividends payable	16,200	10,450
Other liabilities	2,455	159
Total Liabilities	2,977,136	1,414,984

Stockholders' Equity
Preferred stock, par value $0.01 per share; 50,000,000
shares authorized; no shares issued and
outstanding	—	—
Common stock, par value $0.01 per share;
450,000,000 shares authorized and 69,251,757
and 40,501,212 shares issued and
outstanding, respectively	693	405
Additional paid-in capital	654,514	366,974
Accumulated other comprehensive income (loss)	31,734	22,619
Cumulative (losses) earnings	52,397	30,020
Cumulative distributions to stockholders	(53,770)	(37,570)
Total stockholders' equity	685,568	382,448
Total Liabilities and Stockholders' Equity	$3,662,704	$1,797,432

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2010
Interest income:
Available-for-sale securities	$19,535	$6,153
Trading securities	272	—
Cash and cash equivalents	63	6
Total interest income	19,870	6,159
Interest expense	2,499	518
Net interest income	17,371	5,641
Other income:
Gain on investment securities, net	1,539	1,197
Gain (loss) on interest rate swap agreements	1,939	(1,547)
Gain on other derivative instruments	5,347	946
Total other income	8,825	596
Expenses:
Management fees	1,550	457
Operating expenses	1,512	987
Total expenses	3,062	1,444
Net income before income taxes	23,134	4,793
Benefit from (provision for) income taxes	(757)	534
Net income attributable to common stockholders	$22,377	$5,327

Net income available per share to common stockholders:
Basic and Diluted	$0.49	$0.40

Weighted average shares outstanding:
Basic and Diluted	45,612,376	13,401,368

Comprehensive income:

Net income	$22,377	$5,327
Other comprehensive income
Net unrealized gain on available-for-sale securities	9,115	3,500
Other comprehensive income	9,115	3,500
Comprehensive income	$31,492	$8,827

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)
(dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2010

Reconciliation of net income attributable to common
stockholders to Core Earnings:

Net income attributable to common stockholders	$22,377	$5,327

Adjustments for non-core earnings:
Gain on sale of securities, net of tax	(1,308)	(1,197)
Unrealized gain on trading securities, net of tax	(265)	—
Unrealized (gain) loss, net of tax, on interest rate swap and swaptions economically hedging repurchase agreements and available-for-sale securities	(4,502)	745
Unrealized (gain) loss, net of tax, on interest rate swap economically hedging trading securities	460	—
Realized gain on termination of swaps, net of tax	(827)	—
Gain on other derivative instruments, net of tax	(1,168)	(1,275)

Core Earnings	$14,767	$3,600

Weighted average shares outstanding - basic and diluted	45,612,376	13,401,368

Core Earnings per weighted average share outstanding - basic and diluted	$0.32	$0.27

	Three Months Ended
	March 31,
	2011	2010

Reconciliation of net income attributable to common
stockholders to Adjusted GAAP Earnings:

Net income attributable to common stockholders	$22,377	$5,327

Adjustments to GAAP Net Income:
Unrealized (gain) loss, net of tax, on interest rate swap and swaptions economically hedging repurchase agreements and available-for-sale securities	(4,502)	745

Adjusted GAAP Earnings	$17,875	$6,072

Weighted average shares outstanding - basic and diluted	45,612,376	13,401,368

Adjusted GAAP Earnings per weighted avg. share outstanding - basic and diluted	$0.39	$0.45